UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19756	94-3023969
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

34801 Campus Drive
Fremont, California    94555
(Address of principal executive offices including zip code)

(510) 574-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters

On June 23, 2003, Protein Design Labs, Inc. (the "Company") issued a press release updating the status of Genentech, Inc.'s humanization patent license arrangement with the Company.

The foregoing matter is discussed in greater detail in the Company's press release, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2003	PROTEIN DESIGN LABS, INC. By: /s/ Glen Sato Glen Sato Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1*	Press release dated June 23, 2003.

*    Also provided in PDF format as a courtesy.